                                                                  Rule 424(b)(3)
                                                                       333-37587

                               BRIGHTPOINT, INC.

                      Supplement dated August 21, 1998 to
                       Prospectus dated October 15, 1997

     The following table sets forth certain updated information concerning the beneficial ownership of the Company's Common Stock by the Selling Stockholder as listed under the caption "Selling Stockholder and Plan of Distribution" in the Company's October 15, 1997 Prospectus. The Selling Stockholder resigned his position as an officer and employee of the Company effective as of June 30, 1998.


                                                                                    Percentage
                         Beneficial Ownership                                       of Shares
                         of Shares of Common      Shares to be     Shares Owned     Owned After
                         Stock                    Sold in the      After the        the
Selling Stockholder      Prior to Sale            Offering         Offering         Offering
-------------------      --------------------     ------------     ------------     -----------

Dana E. Marlin            716,000  (1)(2)           716,000        0  (1)(2)(3)         0










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(1)  The number of shares has been adjusted to reflect a 2-1 split of the
     Company's common stock effected in the form of a 100% stock dividend that was paid in November 1997.

(2) Does not include 250,000 shares underlying options, none of which are currently exercisable.

(3)  Assumes all of the shares offered hereby are sold by the Selling
     Stockholder.